2Q 2022 Earnings Presentation August 2022 Exhibit 99.2

Disclaimer This presentation contains forward-looking statements under the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not relate to historical facts and events and such statements and opinions pertaining to the future that, for example, contain wording such as “may,” “might,” “will,” “cou ld,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements contained in this presentation include, but are not limited to, statements about: our future performance and our market opportunity, including our expected full year and second half 2022 pro forma and reported revenue and adjusted gross margin guidance, our expectations regarding our year end cash and cash equivalents and total liquidity, our expectations for our growth and future investment in our business, our expectations regarding our restructuring plans and the associated cost savings and impact on our gross margins, our expectations of the anticipated benefits and synergies of the recently completed acquisition (the “Acquisition”) of GeneDx, Inc. (“GeneDx”), our addressable market, market growth, future revenue, key performance indicators, expenses, capital requirements and our needs for additional financing, our commercial launch plans, our strategic plans for our business and products, market acceptance of our products, our competitive position and developments and projections relating to our competitors, domestic and foreign regulatory approvals, third-party manufacturers and suppliers, our intellectual property, the potential effects of government regulation and local, regional and national and international economic conditions and events affecting our business. We cannot assure that the forward-looking statements in this presentation will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this presentation are based on our management’s beliefs and assumptions and are based upon information currently available to our management as of the date of this presentation and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including but not limited to: (i) the ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, and (iv) our expectations regarding our restructuring plans and the associated cost savings and impact on our gross margins, (v) the risk that the anticipated benefits of the GeneDx Acquisition may not be fully realized, if at all. The information, opinions and forward-looking statements contained in this announcement speak only as of its date and are subject to change without notice Use of Non-GAAP Financial Measures This presentation includes non-GAAP financial measures, including Adjusted EBITDA, Adjusted Gross Profit and Adjusted Gross Margin. Adjusted EBITDA is defined (for us and GeneDx) as net loss adjusted for interest expense, net, depreciation and amortization, stock-based compensation expenses, transaction and acquisition costs, restructuring costs, change in fair market value of warrant and earn-out contingent liabilities and other income. Management believes that these non-GAAP measures of financial results are useful in evaluating the Sema4's operating performance compared to that of other companies in its industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. Please refer to the Appendix for Non-GAAP to GAAP Reconciliation. This presentation contains estimates, projections and other information concerning our industry, our business, and the markets for our products and services. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. While we believe our internal company research as to such matters is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source. We discuss these and other risks and uncertainties in greater detail in the sections entitled “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our periodic reports and other fil ings we make with the SEC from time to time. Given these uncertainties, you should not place undue reliance on the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations. We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning us are available www.sec.gov. Requests for copies of such documents should be directed to our Investor Relations department at Sema4 Holdings Corp. 333 Ludlow Street, North Tower, 8th Floor, Stamford, Connecticut, 06902. Our telephone number is 800-298-6470. 2

We are a company committed to improving family health

Our vision remains the same: to deliver personalized health and wellness plans based on comprehensive data

Our mission is refined: Unlocking insights from data, leading to healthier lives and a healthier society

Creating a scalable path to profitable growth Restructure and Reorganize • Revision of management team • Elimination of ~30% of the legacy Sema4 workforce • Reorganizing commercial strategy and structure for efficiency Recognize operational efficiencies • Closing our lab in Branford in December • Moving hereditary cancer testing from Stamford to Gaithersburg Optimize along the business lines that make the most sense • Exiting somatic testing – only 1% of revenue • Focusing on our greatest strength: family health • Shifting data strategy for driving product innovation • Shifting health systems and pharma strategy to scale 6

Approximately $200M in Cost Savings Identified Through 2023 $26 $153 $24 $127 $47 $23 2022 2023 Cumulative One time Recurring 7

A More Focused Business Mix Peds / Rare Disease Health Systems Pharma Reproductive & Women's Health Data engine 8

Well positioned to deliver actionable insights for patients, clinicians and researchers

We are driven every day to be a company of compassion and answers. Our portfolio of information-driven and genomic testing solutions guides patients through their family health journey – from reproductive health and pregnancy planning, through delivery and pediatrics, to screening for hereditary cancer variants. Solutions to guide patients through their family health journey Pre- pregnancy planning Pregnancy DeliveryPediatrics Hereditary cancer screening 10

Translating into a significant opportunity in Family Health Our diagnostic testing total addressable market is $33 billion Women’s Health: $4B NICU & Outpatient: $3B Potential for substantial cost savings via early screening Newborn Screening: $10B Increasing inclusion of genetics in screening programs Reimbursement expanding via ACOG guidelines Genomic Health Screening: $16B Rapidly expanding into oncology, cardio and neuro Current Gap for Sema4 Underdeveloped Solution for Sema4 Accelerating our move to Exome/WGS Key growth driver for legacy GeneDx R&D and clinical trials underway to capture Accelerating our move to Whole Genome & Exome Full suite of solutions for IVF and OB 11

2Q 2022 Highlights 2Q 2022 pro forma YoY revenue growth of 7%1,2 2Q 2022 pro forma1 YoY volume growth of 19% $285M in cash & equivalents as of 6/30/22 Accessioned record volumes at GeneDx (~16k tests in the month of June 2022) Expanded Carrier Volume +28% YoY1, Whole Exome/Genome & NICU Volume +13% YoY1 1 Pro forma metrics consolidate GeneDx operating results for the entirety of the compared periods. Pro forma metrics are presented for illustrative purposes only and are not necessarily indicative of the results that would have occurred had the GeneDx acquisition been completed on such dates or that may occur in the future. See Appendix for Historical Pro Forma Resulted Volumes & Revenue. 2 Excludes COVID-19 revenue and the $30.1 million of prior period revenue adjustments 12

Underlying Volume Trends are Robust Pro forma: ~133k tests Reported: ~118k tests +19% YoY and +5% QoQ on a pro forma basis1 $66M in total revenue excluding headwind related 2Q 2022 prior period revenue adjustment1 $78mn of pro forma revenue1,2 $285M in cash & equivalents as of 6/30/22 +$125M undrawn revolver = $410M total liquidity 2Q Resulted Volume1 2Q Total Revenue 2Q Balance Sheet 1 Pro forma results assume GeneDx was owned for the entirety of the current quarter and comparing quarter and exclude COVID-19 testing 2 Excludes the $30.1 million in prior period revenue adjustment recognized in 2Q22 due to our change in estimate 13

2Q Revenue Impacted by Prior Period Adjustments 1 30.1 million of revenue adjustments recorded related to prior periods due to our change in estimate 2Q 2022 Reported Revenue 2Q 2022 Prior Period Revenue Adjustment1 2Q 2022 Revenue Excluding Prior Period Revenue Adjustment $36M $30M $66M 14

2Q 2022 GAAP Financial Highlights 2Q 20221 – Financial Highlights USD Millions 2Q 2022 2Q 2021 Total Revenue $36.2 $47.0 Gross Profit (Loss) ($29.6) ($1.2) Gross Margin (82%) (2%) GAAP Net Income (Loss) ($85.7) ($46.2) 1 3 months ended 6/30/22 15

2Q 2022 Non-GAAP Financial Highlights 2Q 20221 – Non-GAAP2 Financial Highlights USD Millions 2Q 2022 2Q 2021 Revenue $36.2 $47.0 Non-GAAP Gross Profit (Loss) ($27.6) ($1.5) Non-GAAP Gross Margin (76%) (3%) Non-GAAP Net Income (Loss) ($72.9) ($43.5) 1 3 months ended 6/30/22 2 Refer to Appendix for Non-GAAP Reconciliation 16

2Q 2022 Non-GAAP Financial Highlights 2Q 20221 – Non-GAAP Financial Highlights Excluding $30M 2Q22 Prior Period Revenue Adjustment3 USD Millions 2Q 2022 2Q 2021 Revenue $66.3 $47.0 Gross Profit (Loss) $2.5 ($1.5) Gross Margin 4% (3%) Non-GAAP Net Income (Loss) ($42.8) ($43.5) 1 3 months ended 6/30/22 2 Refer to Appendix for Non-GAAP Reconciliation 3 30.1 million of revenue adjustments recorded in 2Q 2022 related to prior periods due to our change in estimate 17

FY 2022 Guidance 60%+ growth YoY Implies 460k+ patient tests resulted & 19%+ proforma growth Adjusted gross margin to exceed 10% Resulted Volume1 Revenue $245-255M reported revenue Translates to $269- 279M when excluding ($24M) of prior period revenue adjustments2 Adj. Gross Margin3 4-9% gross margin for 2022 Translates to 11-16% excluding prior period revenue adjustments2 $165M+ Cash runway into 2024 Year End Cash 1 Excluding COVID-19 testing 2 $24M of the $30M negative revenue revision taken in 2Q2022 was related to period prior to 2022 and reflects the inclusion of GeneDx’s results for the eight months of ownership in 2022 3 Adjusted Gross Margin is a non-GAAP measure. Refer to Appendix for non-GAAP Reconciliation. Guidance reflects the inclusion of GeneDx’s results for the eight months of ownership in 202218

2H 2022 Guidance More than 270,000 resulted tests Implies 18% YoY growth on a pro forma basis excluding COVID-19 Adjusted gross margin to exceed 10% Resulted Volume Revenue $154-164M total revenue Implies 7% pro forma revenue growth excluding COVID-19 revenue Adj. Gross Margin1 15-20% in 2H 2022 $165M+ Cash runway into 2024 Year End Cash 1 Adjusted Gross Margin is a non-GAAP measure. Refer to Appendix for non-GAAP Reconciliation 19

Our Financial Profile Exiting 2H 2022 1 $320 million pro forma revenue reflects 2H 2022 guidance on an annualized basis including GeneDx results 2 Adjusted Gross Margin is a non-GAAP measure. Refer to Appendix for non-GAAP Reconciliation 3 Includes Cash & Equivalents, does not include drawing on Sema4’s $125M Revolver 20

Appendix

Historical Pro Forma Resulted Volume & Revenue[1]

	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22[4]
Pro Forma Resulted Volumes[2]						
Complex Reproductive Health[3]	46,052	50,155	49,475	61,741	67,907	73,288
Whole Exome, Whole Genome & NICU	3,344	6,698	6,162	6,619	7,395	7,572
Other Diagnostic Testing (Excluding COVID)	49,230	54,412	51,780	53,387	51,057	51,802
Total Excluding COVID[1]	98,626	111,265	107,417	121,747	126,359	132,662
Sema4 (Excluding COVID)	66,945	72,083	69,895	82,966	84,925	87,094
GeneDx	31,681	39,182	37,522	38,781	41,434	45,568
Total Excluding COVID[1]	98,626	111,265	107,417	121,747	126,359	132,662
Pro Forma Revenue[2]						
Complex Reproductive Health	$46.5	$41.3	$37.6	$46.2	$48.3	$8.2
Whole Exome, Whole Genome & NICU	$8.4	$13.5	$14.2	$15.3	$18.4	$21.1
Other Diagnostic Testing (Excluding COVID)	$14.8	$15.7	$15.2	$15.7	$17.9	$16.5
COVID	$15.9	$3.8	$4.2	$10.5	$3.8	$0.3
Pharma	$1.4	$2.2	$1.8	$2.4	$1.6	$2.3
Total[2]	$87.0	$76.7	$73.0	$90.1	$90.1	$48.3
2Q 2022 Prior Period Revenue Adjustment[3]	-	-	-	-	-	($30.1)
Adjusted Total	$87.0	$76.7	$73.0	$90.1	$90.1	$78.4
Adjusted Total Excluding COVID	$71.1	$72.8	$68.8	$79.6	$86.3	$78.1
Sema4	$64.2	$47.0	$43.2	$57.8	$53.9	$10.0
Sema4 Diagnostic Testing (Excluding COVID)	$48.3	$43.2	$39.0	$47.3	$50.1	$9.8
Sema4 COVID Testing	$15.9	$3.8	$4.2	$10.5	$3.8	$0.3
Sema4 Pharma	$1.4	$2.2	$1.7	$1.4	$1.4	$1.7
GeneDx	$22.8	$29.6	$29.8	$32.3	$36.1	$38.3
Total[2]	$87.0	$76.7	$73.0	$90.1	$90.1	$48.3
2Q 2022 Prior Period Revenue Adjustment[5]	-	-	-	-	-	($30.1)
Adjusted Total	$87.0	$76.7	$73.0	$90.1	$90.1	$78.4
Adjusted Total Excluding COVID	$71.1	$72.8	$68.8	$79.6	$86.3	$78.1

[1] Pro forma volume and revenue metrics assume GeneDx was owned for the entirety of the applicable quarter and are calculated based on the sum of each of Sema4's and GeneDx's historical volumes or revenues, as applicable. Pro forma metrics are presented for illustrative purposes only and are not necessarily indicative of the results that would have occurred had the GeneDx acquisition been completed on such dates or that may occur in the future.
[2] Represents aggregated Resulted Volume and Revenue from GeneDx and Sema4
[3] Complex Reproductive health includes: Carrier Screening, Non-Invasive Prenatal Testing, and Hereditary Cancer Testing
[4] 2Q2022 pro forma results include a full quarter of GeneDx results sema4

GeneDx

22

Non-GAAP Gross Margin Reconciliation 23

Non-GAAP EBITDA Reconciliation 24

Non-GAAP Net Loss Reconciliation1 25 1 See footnotes to adjusted EBITDA reconciliation within the appendix for additional detail on the reconciled line items